EXHIBIT 23.1


                    Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 and in the Registration Statement on Form S-8 listed below of The Diana Corporation of our report dated June 27, 1996 on the financial statements of The Diana Corporation included in this Annual Report on Form 10-K.

     1.  Registration Statement on Form S-3
         (Registration No. 33-88392)

     2.  Registration Statement on Form S-8
         (Registration No. 33-67188)




PRICE WATERHOUSE LLP
Milwaukee, Wisconsin
June 27, 1996